UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): October 1, 2004

OSHKOSH TRUCK CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant's telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On July 16, 2004, the Human Resources Committee of the Board of Directors of Oshkosh Truck Corporation (the “Company”) adopted amendments to the Oshkosh Truck Corporation Executive Retirement Plan (the “Plan”) to be effective October 1, 2004. The Plan is sponsored by the Company and covers a select group of management, including named executive officers. The terms and conditions of the amendments that are material to the Company are as follows:

        (i)    The amendments modify the definition of “Compensation” in the Plan to include amounts deferred under any non-qualified deferred compensation plan and any annual bonus or incentive payments.

        (ii)    The amendments modify the definition of “Final Average Compensation” to mean the average of the highest five years of Compensation in which Compensation was the highest out of the last ten years. The prior definition provided for the average of the highest three consecutive years of Compensation.

        (iii)    The amendments make clarifying changes regarding when a participant becomes an inactive participant accruing no further benefit.

        The description of the Plan set forth above is qualified by reference to the Plan filed herewith as Exhibit 10, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

(10)	Oshkosh Truck Corporation Executive Retirement Plan, as Amended and Restated effective October 1, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION

Date: November 18, 2004	By: /s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel and Secretary

OSHKOSH TRUCK CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated October 1, 2004

Exhibit
Number

(10)	Oshkosh Truck Corporation Executive Retirement Plan, as Amended and Restated effective October 1, 2004.